Exhibit 10.2



                             C&D TECHNOLOGIES, INC.
                               Board of Directors
                Nominating/Corporate Governance Committee Charter
                 As Amended to be Effective as of March 1, 2005

The Corporate Governance policies of the Company, including the duties and functions of the Nominating/Corporate Governance Committee of the Board of Directors, shall be as follows:

A.   Composition of the Board

     1.   Management Directors

          As a matter of policy, there should be a substantial majority of independent directors on the board (1). While exceptions may occur from time to time, the Charter suggests that the only management member of the Board will be the Chief Executive Officer.

     2.   Board Size

          To ensure that an adequate number of independent directors are available to serve on committees, while at the same time fostering close working relationships and avoiding excessive formality, a Board of seven to nine directors is desirable. However, the Board also recognizes that having more than nine directors may be desirable (when new directors join the Board prior to the departure of retiring directors) and also, that fewer than seven directors may be necessary when a vacancy occurs and a suitable new candidate is not immediately available.

     3.   Selection of Independent Directors and Stockholder Nominations

          The Nominating/Corporate Governance Committee shall have primary responsibility for screening and identifying individuals qualified to become Board members, with input from other members of the Board and in consultation with the Chief Executive Officer, and for selecting, or recommending that the Board select, the director nominees for C&D Technologies' next annual meeting of stockholders. Criteria for independent director consideration include senior management experience, appropriate skill sets, diversity, and overall business acumen. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including the authority to approve the search firm's fees and other retention terms. The Committee shall also oversee the process by which stockholders may nominate directors at an annual meeting as set forth in Article II, Section 11 of the Company's By-laws. In addition, the Committee shall consider persons recommended by stockholders as director candidates as part of its responsibilities under this paragraph. It is the policy of the Board that the Committee evaluate candidates for director recommended by stockholders on the same basis that other individuals are evaluated under this paragraph. In reporting its selection of a director nominee to the Board, or its


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          recommendation that the Board select an individual as a director nominee, the Committee shall report which one or more of the following categories of persons or entities recommended that nominee: stockholder, non-management director, chief executive officer, other executive officer, third party search firm, or other specified source.

     4.   Re-election of Independent Directors

          The Chair of the Nominating/Corporate Governance Committee in consultation with the Committee, the Chairman of the Board (if he is not then a member of the Committee) and Chief Executive Officer, will determine the appropriateness of nominating each director for re-election on an annual basis. In this regard, independent directors will periodically be evaluated on their respective contributions toward advancing the Corporation and enhancing stockholder value. Following evaluation, the Chair of the Committee will make recommendations to the Board.

          In addition to the duties and responsibilities described above, the Committee shall:

          o    Review potential conflicts of prospective Board members;

          o    Maintain a list of persons who may be potential directors;

          o    Perform such other functions as may be assigned by the Board; and

          o Establish programs for director orientation and suggestions and policies for continuing director education.

     5.   Retirement Age

          Directors shall normally be required to retire from the Board at the annual meeting following the year in which he/she reaches age 70.

     6.   Change in Director's Responsibilities

          It is not the Board's intention that an independent director leave the Board in the event of retirement or other change in the position he/she held when joining the Board. However, if such an event occurs, the independent director would be expected to tender his or her resignation to the Chairman of the Board who, in consultation with the Nominating/Corporate Governance Committee, shall determine if the director's change in status appears consistent with the strategic requirements of the Board and overall corporate requirements.

     7.   Board Service by Retired Chief Executive Officer

          The Board believes that continued service on the Board by a retired Chief Executive Officer must be decided on a case-by-case basis. Whether the individual remains a member of the Board is a matter for the full Board and the new Chief Executive Officer to discuss at the appropriate time.


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          Any former employee serving on the Board will be considered a management director for purposes of corporate governance (ineligible to serve on the Audit, Compensation or Nominating/Corporate Governance Committee) for a period of at least three years after termination of employment, but will be compensated as an independent director.

     8.   Service on Other Boards of Directors

          It is imperative that each current and prospective member of the Board has adequate time to devote to C&D Board service. Accordingly, the Nominating/Corporate Governance Committee will consider the number of public and private board seats held by current board members as well as prospective board candidates as part of the annual nomination process and in the context of recommendation of new board members, respectively. Generally, unless the facts and circumstances dictate a different conclusion, Board members shall not simultaneously serve on the boards of directors of more than three other public and/or private companies.

B.   Operation of the Board

     1.   Selection for Chairman of the Board and Chief Executive Officer

          The Board will determine whether the roles of the Chairman of the Board and Chief Executive Officer should be separate or held by one individual, based on the circumstances at hand. If the roles are to be held by two individuals, the Board will determine whether the Chairman of the Board should be a management or an independent director.

     2.   Board Committees

          The Company will have three committees: Audit, Compensation and Nominating/Corporate Governance, and such subcommittees as the Committees may, from time to time, designate. Each of these committees is responsible for the development of a Charter to be approved by the full Board. Each committee, including the Nominating/Corporate Governance Committee, should revisit its respective Charter on an annual basis, and shall seek approval of the Board of any material modification of its Charter. Committees are otherwise authorized to interpret, modify, suspend effectiveness of any part of, make rules under, and otherwise interpret and administer their Charters in their reasonable discretion. To the extent possible, committee meetings will be scheduled on the same day as Board meetings.




     3.   Assignment and Rotation of Committee Members


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          The Nominating/Corporate Governance Committee, in consultation with the Chairman of the Board (if he is not then a member of the Committee) and Chief Executive Officer, is responsible for committee assignments, subject to Board approval. Chairpersons of committees will be chosen in the same manner, and will always be independent directors. The Board committee assignments should be changed from time to time, but no fixed schedule has been established.

     4.   Committee Meetings

          Committee chairpersons, in consultation with the appropriate members of senior management, will determine the frequency and length of meetings, as well as agendas for each meeting. Each committee will issue in advance of each meeting a schedule of agenda subjects to be discussed. Copies of all committee-meeting minutes will be shared with the full Board.

     5. Attendance at Board and Committee Meetings and Annual Meeting of Stockholders

          Board and committee members are expected to attend all meetings of the Board and each Board committee upon which the director serves. Under the rules of the Securities and Exchange Commission, the Company is required to report in its proxy statement for its annual meeting the name of each incumbent director who during the preceding fiscal year (or such shorter period the individual served as a Board or committee member) attended fewer than 75% of the aggregate of the meetings of the Board and the meetings of all Board committees on which the director served. Attendance at Board and committee meetings shall be a factor for consideration by the Committee under Section A, Paragraph 4 of this charter. It is the policy of the Board that Board members are expected to attend the Annual Meeting of Stockholders of the Company.

     6.   Agendas for the Full Board

          The Chairman of the Board and Chief Executive Officer will establish the agenda for each Board meeting, with each Board member encouraged to submit items for consideration.

     7.   Board Materials in Advance of Meetings

          It is the Board's desire that important material be provided, in writing, in advance of meetings. For the months between Board meetings, when appropriate, materials should likewise be forwarded to Board members.

     8.   Executive Session

          The independent directors will meet in Executive Session, without management participation, at least once each year, and time will be made available at each regularly scheduled Board meeting to provide an opportunity for the independent directors to meet in Executive Session. The Chair of the Nominating/Corporate Governance Committee or

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          the Chairman of the Board will schedule the meeting and the Chair of the Nominating/Corporate Governance Committee will preside with the following objectives in mind:

          o Evaluate the Chief Executive Officer's performance and make recommendations to the Compensation Committee regarding compensation and employment contract issues;

          o Provide input for the following year regarding corporate goals as part of the Chief Executive Officer's performance objectives; and

          o Review such matters as may be brought to the attention of independent directors by persons who have communicated their concerns to the independent directors, the Chair of the Nominating/Corporate Governance Committee or the Chairman of the Board.

          Such meetings should follow regular Board meetings whenever possible.

     9.   Board Compensation and Stock Ownership

          o    Compensation

               Annual Retainer: Restore to the non-executive Chairman of the Board the former retainer of $65,000 per year with an option to receive up to one-third ($21,666.66) of the total in cash, with the remainder in stock, or take the entire retainer in stock. Pay all other independent directors a retainer of $25,000 per year with an option to receive up to one-third ($8,333.33) of the total in cash with the remainder in stock, or take the entire retainer in stock. The effective date for accrual of the annual retainer shall be the date of the Company's annual meeting of stockholders.

               Committee Chairpersons: Pay the Chair of the Audit Committee $10,000 per year and each of the Chairpersons of the Nominating/Corporate Governance Committee and Compensation Committee $5,000 per year, in cash. The effective date for accrual of the referenced payment to the committee chairpersons shall be the date of the Company's annual meeting of stockholders.

               Board Meeting Fees: Pay $1,750 per Board meeting to all independent directors (including the Chairman of the Board, in cash.

               Committee Meeting Fees: Pay $1,500 per committee meeting to each committee member (including the committee chairperson), in cash.

               Telephonic meeting fees: At the option of the Chief Executive Officer, pay $750 for telephonic Board or Committee meetings where such meetings are of a more limited nature, or require less time commitment than for regularly scheduled meetings, or no fees for brief informational meetings.

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               Stock Option Grants: Grant stock options to independent directors pursuant to the provisions of Article VI of the 1998 Stock Option Plan.

               Timing and Method of Payments: Except for the stock portion of the Annual Retainer and the Stock Option Grants, which shall be delivered as soon as administratively practicable following the annual meeting of stockholders, compensation earned during the preceding three full calendar months will be paid quarterly on or about the 15th day of each of March, June, September and December. To the extent practicable, such payments will be made electronically, via direct deposit to such account as may be designated by each director (unless alternative arrangements are made by a director with the Corporation).

               Compensation review: Conduct annual reviews of Board compensation, typically in February of each year.

          o    Stock Ownership

               All independent directors have a fiduciary responsibility to the Corporation and a commitment to enhancing stockholder value. In this regard, a strong equity position by each Board member is essential. As a guideline, independent directors should own a minimum of $100,000 in C&D Technologies stock, excluding stock options. An independent director may take a maximum of five (5) years to obtain this equity position, calculated from the date that he/she initially joined the Board.

C.   Board Interaction with Management

     1.   Evaluation of Chief Executive Officer

          The Compensation Committee will formally evaluate the Chief Executive Officer's compensation on an annual basis, soliciting input from independent directors, individually as well as by the independent directors serving on the Nominating/Corporate Governance Committee. The Compensation Committee will then discuss its findings with independent directors in Executive Session after which the results will be reviewed with the Chief Executive Officer.

     2.   Succession Planning and Management Development

          An annual report will be prepared by the Chief Executive Officer on the subjects of succession planning and management development, and this information will be communicated in Executive Session with independent directors. The Nominating/Corporate Governance Committee shall establish policies regarding succession of the Chief Executive Officer in the event of an emergency or the retirement of the Chief Executive Officer.

     3.   Access to Senior Management

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          Board members shall have full access to senior management, and the
          Chief Executive Officer shall be advised of significant contacts between Board members and senior management.

     4.   Access to Advisors Independent of Management

          From time to time, it may be appropriate for the Board and Board committees to seek advice from outside advisors independent of management with respect to matters within their responsibility.

D.   Performance Evaluation of the Board and Each Board Committee

     At least annually, the Board shall conduct a self-evaluation of its performance and a performance evaluation of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. The purpose of the evaluations shall be to determine whether the Board and such committees are functioning effectively. Also, the Nominating/Corporate Governance Committee shall review its own performance at least annually.

E.   Training for the Board

     The Nominating/Corporate Governance Committee will consider training and education opportunities and make materials and/or programs available to enhance the abilities of the members of the Board to perform their responsibilities.

F.   Other Provisions Regarding the Nominating/Corporate Governance Committee

     In addition to the other provisions of this Charter that assign responsibilities and duties to the Committee, the Nominating/Corporate Governance Committee shall be subject to the provisions set forth in this section.

     1.   Composition of the Nominating/Corporate Governance Committee

          The Nominating/Corporate Governance Committee shall be comprised of at least two independent directors (1).

     2.   Procedures

          The Nominating/Corporate Governance Committee shall hold at least two regular meetings each year, and such special meetings as may be required. Meetings may be called by the Chair of the Nominating/Corporate Governance Committee or the Chairman of the Board. The results of the meetings shall be reported to the full Board.


     3.   Responsibilities with Respect to this Charter

          The Nominating/Corporate Governance Committee shall review from time to time the adequacy of the corporate governance guidelines in this Charter in light of broadly accepted practices of corporate

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          governance, emerging governance issues and market and regulatory expectations, and will advise and make recommendations to the Board with respect to appropriate modifications. The Nominating/Corporate Governance Committee shall advise the Board with respect to such other matters relating to the governance of the Company as the Committee may from time to time approve, including changes to terms or scope of this Charter and the Committee's overall responsibilities and carry out such other tasks as the Board may from time to time delegate to it for action consistent with this Charter.

G.   Stockholder Communications with the Board of Directors

     Stockholders of the Company may contact any of the Company's directors by writing to them c/o C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422, Attention: Corporate Secretary.




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     1    No director qualifies as "independent" unless the board of directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In addition a director is not independent if:

          (a) The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company.

          (b) The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in director compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

          (c) (A) The director or an immediate family member is a current partner of a firm that is the Company's internal or external auditor; (B) the director is a current employee of such a firm;
               (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or
               (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

          (d) The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on the compensation committee of that other company.

          (e) The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.